Morgan Stanley Variable Investment Series - Limited Duration
Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:	 Kinross Gold Corp. 3.625% due 9/1/2016
Purchase/Trade Date:	 8/15/2011
Offering Price of Shares: $99.595
Total Amount of Offering: $250,000,000
Amount Purchased by Fund: $260,000
Percentage of Offering Purchased by Fund:   0.104
Percentage of Fund's Total Assets: 0.42
Brokers: BofA Merrill Lynch, Morgan Stanley, UBS Investment Bank, BNP Paribas, RBC Capital Markets, Societe Generale, BMO Capital Markets, CIBC, Credit Suisse, Griffiths McBurney Corp., JP Morgan, Scotia Capital
Purchased from: Banc of America

Securities Purchased:	 Waste Management 2.7% due 9/1/2016
Purchase/Trade Date:	 8/24/2011
Offering Price of Shares: $99.991
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $250,000
Percentage of Offering Purchased by Fund:   0.050
Percentage of Fund's Total Assets: 0.41
Brokers: Credit Suisse, JP Morgan, Wells Fargo Securities, BBVA,
BNY Mellon Capital Markets, LLC, Mizuho Securities, Mitsubishi
UFJ Securities, Comerica Securities, SMBC Nikko
Purchased from: JP Morgan Securities

Securities Purchased:	 Stryker Corp. 2.00% due 9/30/2016
Purchase/Trade Date:	 9/13/2011
Offering Price of Shares: $99.814
Total Amount of Offering: $750,000,000
Amount Purchased by Fund: $250,000
Percentage of Offering Purchased by Fund:   0.033
Percentage of Fund's Total Assets:  0.41
Brokers: Citigroup, Morgan Stanley, Wells Fargo Securities, BofA Merrill Lynch, Barclays Capital, BNP Paribas, Goldman, Sachs & Co., HSBC, JP Morgan, Mitsubishi UFJ Securities, Mizuho Securities, PNC Capital Markets LLC, US Bancorp, The Williams Capital Group, L.P.
Purchased from: Wells Fargo

Securities Purchased:	 Verizon Communications Inc. 1.250%
due 11/3/2014
Purchase/Trade Date:	 10/27/2011
Offering Price of Shares: $99.938
Total Amount of Offering: $750,000,000
Amount Purchased by Fund: $250,000
Percentage of Offering Purchased by Fund: 0.033
Percentage of Fund's Total Assets:  0.43
Brokers: Credit Suisse, Morgan Stanley, UBS Investment Bank, Deutsche Bank Securities, RBC Capital Markets, Barclays Capital, BofA Merrill Lynch, Citigroup, Goldman, Sachs & Co., J.P. Morgan, Mitsubishi UFJ Securities, RBS, Wells Fargo Securities, Mizuho Securities, Santander
Purchased from: Credit Suisse Securities

Securities Purchased:	 Aristotle Holding Inc. 2.750%
due 11/21/2014
Purchase/Trade Date:	 11/14/2011
Offering Price of Shares: $99.883
Total Amount of Offering: $900,000,000
Amount Purchased by Fund: $200,000
Percentage of Offering Purchased by Fund: 0.022
Percentage of Fund's Total Assets:  0.34
Brokers: Credit Suisse, Citigroup, BofA Merrill Lynch, Morgan
Stanley, Credit Agricole CIB, Deutsche Bank Securities, Mitsubishi UFJ Securities, Mizuho Securities, RBS, Scotia Capital, SMBC Nikko, SunTrust Robinson Humphrey, Wells Fargo Securities
Purchased from: Credit Suisse Securities

Securities Purchased:	 Ecolab Inc. 3.00% due 12/8/2016
Purchase/Trade Date:	  12/5/2011
Offering Price of Shares: $99.802
Total Amount of Offering: $1,250,000,000
Amount Purchased by Fund: $115,000
Percentage of Offering Purchased by Fund: 0.009
Percentage of Fund's Total Assets: 0.20
Brokers: RBS, US Bancorp, Citigroup, BNP Paribas, RBC, UniCredit
Capital Markets, ING, The Williams Capital Group, L.P.
Purchased from: Merrill Lynch

Securities Purchased:	 Gilead Sciences Inc. 3.050% due 12/1/2016
Purchase/Trade Date:	 12/6/2011
Offering Price of Shares: $99.836
Total Amount of Offering: $700,000,000
Amount Purchased by Fund: $350,000
Percentage of Offering Purchased by Fund: 0.050
Percentage of Fund's Total Assets:  0.61
Brokers: BofA Merrill Lynch, Barclays Capital, RBC Capital Markets, Wells Fargo Securities, Goldman, Sachs & Co., JP Morgan, HSBC, Mitsubishi UFJ Securities, Mizuho Securities, SMBC Nikko, US Bancorp Purchased from: Merrill Lynch

Securities Purchased:	 Hewlett-Packard Co. 3.300% due 12/9/2016
Purchase/Trade Date:	 12/6/2011
Offering Price of Shares: $99.790
Total Amount of Offering: $850,000,000
Amount Purchased by Fund: $285,000
Percentage of Offering Purchased by Fund: 0.034
Percentage of Fund's Total Assets:  0.50
Brokers: Goldman, Sachs & Co., J.P. Morgan, Morgan Stanley, BNP
Paribas, BofA Merrill Lynch, Citigroup, Credit Suisse, HSBC, Mizuho Securities, RBS, Wells Fargo Securities
Purchased from: Goldman Sachs